OMNI RAIL PRODUCTS, INC.
                             975 SE Sandy Boulevard
                             Portland, Oregon 97214

                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD NOVEMBER 4, 1999

     To the shareholders of OMNI Rail Products, Inc.:

     The Annual Meeting of the shareholders of OMNI Rail Products, Inc. (the "Company") will be held at the Company offices at 975 SE Sandy Boulevard, Portland, Oregon 97214 at 10:00 A.M. on November 4, 1999, or at any adjournment or postponement thereof, for the following purposes:

     1.   To elect three directors of the Company.

     2. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on September 24, 1999 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS





September 30, 1999                          William E. Cook
                                            Chairman of the Board of Directors

                                 PROXY STATEMENT

                            OMNI RAIL PRODUCTS, INC.
                             975 SE Sandy Boulevard
                             Portland, Oregon 97214
                            Telephone (503) 230-8034

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD NOVEMBER 4, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OMNI Rail Products, Inc. (the "Company"), a Delaware corporation, of $.01 par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 10:00 A.M. on November 4, 1999 or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about September 30, 1999. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to approve all proposed matters.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on September 24, 1999 has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were outstanding 1,703,098 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no affect on the determination of whether a plurality exists with respect to a given nominee.

Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of September 24, 1999, by
(i) each person who is known by the Company to own of record or beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's directors and officers; and (iii) all directors and officers of the Company as a group. Except as noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

     Name and Address of                   Number of
     Beneficial Owner(1)                 Shares Owned      Percent of Class (1)
     -------------------                 ------------      --------------------

     William E. Cook (2)                   667,806                21.4%
     1413 Loniker Drive
     Raleigh, NC 27615

     John E. Hart (3)                       54,349                 1.7%
     Box 2495
     Grass Valley, CA 95945

     Edward S. Smith (4)                   329,310                10.5%
     921 SW Washington St., Ste. 762
     Portland, OR 97205

     Richard A. Kreitzberg (5)             868,462                27.8%
     3332 El Dorado Loop South
     Salem, OR 97032

     Robert Tuzik (6)                       84,273                 2.7%
     1732 Aspen Ct.
     Lake Oswego, OR 97034

     M. Charles Van Rossen (7)              70,000                 2.2%
     2747 SW English Ct.
     Portland, OR 97201

     Michael L. DeBonny                    199,894                 6.4%
     16101 Parelius Circle
     Lake Oswego, OR 97034

     All officers and directors          1,205,738                38.6%
     as a group (5 persons)

- ----------

(1) Assumes no exercise or conversion of common stock purchase warrants and underwriter's warrants issued in conjunction with the Company's 1994 public offering, outstanding warrants, options or other commitments of the Company that are convertible into or exercisable for shares of Common Stock, except that Common Stock obtainable by persons named in the above table upon exercise of options or conversion of debt is deemed outstanding and beneficially owned by such persons in calculating their percentage ownership.

(2) Includes options held by Mr. Cook to purchase 33,334 shares of Common Stock under the Company's Incentive Stock Option Plan and includes 634,472 shares available on conversion of convertible subordinated notes.

(3) Includes options held by Mr. Hart to purchase 36,668 shares under the Company's Incentive Stock Option Plan.

(4) Includes options held by Mr. Smith to purchase 44,485 shares of Common Stock under the Company's Incentive Stock Option Plan and includes 155,280 shares available on conversion of convertible subordinated note.

(5) Includes shares owned by Mr. Kreitzberg's spouse. Also includes 634,472 shares available on conversion of convertible subordinated note.

(6)  Includes options held by Mr. Tuzik

(7)  Includes options held by Mr. Van Rossen


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's registered equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent shareholder are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and other representations, during the fiscal year April 30, 1999 all section 16(a) filing requirements were complied with, with the exception of Mr. Kreitzberg who will complete the necessary filings within the next 30 days.


                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect three directors of the Company. Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information regarding each nominee and each executive officer of the Company
                                                                    Officer or
           Name              Age            Office                Director Since
           ----              ---            ------                --------------

     William E. Cook         51     Chairman of the Board of      November, 1998
                                    Directors and Director

     Edward S. Smith         80     Director                      May, 1997

     John E. Hart            60     Director and Secretary        May, 1997

     Robert E. Tuzik         48     President and Chief           May, 1997
                                    Operating Officer

     M. Charles Van Rossen   43     Chief Financial Officer       August, 1998


     Directors hold office for a period of one year from their election at the annual meeting of stockholders and until their successors are duly elected and qualified. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors. None of the above individuals has any family relationship with any other. Directors not employed by the Company receive a $2,500 quarterly retainer, $500 each for attending Board of Directors' meetings and are reimbursed for out-of-pocket expenses.


Background

     The following is a summary of the business experience of each executive officer and director of the Company for at least the last five years:

William E. Cook served as restructuring consultant and interim Chief Executive Officer of the Company from March 31, 1998 through November 10, 1998, when he accepted a seat on the board of directors and the chairmanship of the board. Mr. Cook, through his company RiptideHoldings, Inc., was hired by the Company to assist with the restructuring and turnaround of the Company. Mr. Cook has been President of Riptide for four years. For the four years prior to that Mr. Cook was President, CEO, a director and board chairman of DDL Electronics, Inc., a New York Stock Exchange company with printed circuit board and electronic contract assembly manufacturer operations in the United States and Europe. Prior to that, Mr. Cook was a partner with TBM Associates, a venture capital firm based in Boston, Massachusetts. Prior to that, Mr. Cook was President and CEO of Signal Technology, Inc., a company he co-founded in 1981. Mr. Cook acts as a consultant and/or serves on the boards of several private companies. Mr. Cook has both undergraduate and graduate degrees in Engineering from North Carolina State University and a Masters degree in Business Administration from MIT.

Edward S. Smith was Chairman of the Board of Directors from March 31, 1998 until Mr. Cook's acceptance of the position. He has been a director of the Company since closing of the Company's merger with OMNI on April 30, 1997 and had been a director of OMNI from 1994 to the closing of the merger. Mr. Smith is President/Owner of Ted Smith & Company. He is the former chairman and Chief Executive Officer of Omark Industries, Inc., an international manufacturer of cutting chain for chain saws, hydraulic log loaders and sporting ammunition. His business activity during the last five years has been concentrated on private investing and board memberships. Currently he serves on the Board of Directors of Georgia Gulf Corporation and Expert Systems Publishing Company.

John E. Hart has been a director of the Company since closing of the merger with OMNI on April 30, 1997. Prior to the Company's merger with OMNI, he had been general counsel to the Company since October 1993 and its Secretary and Treasurer since June, 1994. From 1985 to 1994 he was engaged in the private practice of law. He resumed his law practice in May, 1997. Mr. Hart holds a JD degree from the University of Southern California and a BA degree from the University of Redlands.

Robert E. Tuzik became President and Chief Operating Officer of the Company October 15, 1998. He was Vice President - Sales and Marketing of the Company from closing of the Company's merger with OMNI on April 30, 1997 until his appointment to the position of President and Chief Operating Officer on October 15, 1998. He had been Vice President - Sales and Marketing of OMNI from 1996 to the closing of the merger. From 1995 to 1996 he owned and operated Talus Associates, specializing in railway marketing and media relations. Prior to that he spent six years as engineering editor of Railway Track and Structures, a railroad engineering journal. Mr. Tuzik holds a BA in English and MS in Journalism from the University of Illinois at Chicago and Northwestern University.

M. Charles Van Rossen served as the Company's interim Chief Financial Officer from May 1, 1998 until his appointment as Chief Financial Officer, Vice President Finance and Treasurer on August 11, 1998. From 1995 to 1998 he was a private financial and management consultant. Prior to that he spent four years as Chief Financial Officer and Controller of DDL Electronics, Inc., a New York Stock Exchange company with printed circuit board and electronic contract assembly manufacturer operations in the United States and Europe. Prior to that he spent seven years with the Pacificorp group of companies working in various management positions for that company's many subsidiaries. Prior to that Mr. Van Rossen was an audit manager with KPMG Peat Marwick. He is a Certified Public Accountant and holds a BS degree in Accounting and Quantitative Methods from the University of Oregon.



                        DIRECTOR MEETINGS AND COMMITTEES

During the last full fiscal year, the Board of Directors held five meetings that were all attended by all directors. There are no standing audit, nominating or compensation committees of the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth remuneration paid to certain executive officers for the fiscal years ended April 30, 1999, 1998 and 1997, respectively:


                                  SUMMARY COMPENSATION TABLE

                                                                  Long-Term
                             Annual Compensation                  Compensation
                             -----------------------------------  --------------------
                                                        Other     Securities
                             Year                       Annual    Underlying
                             Ended                      Compen-    Options      LTIP    All other
Name and Principal Position  April 30  Salary   Bonus   sation       SARs     Payments    Comp.
- ---------------------------  --------  ------   -----   ------       ----     --------    -----

William E. Cook              1999                      141,728(1)    33,334
Interim CEO                  1998            0    0     30,000            0       0           0

Michael L. DeBonny (2)       1999            0    0          0            0       0     125,000
Former CEO, President        1998      150,000    0          0            0       0           0
and Treasurer                1997      151,814    0          0      618,144       0           0


     (1) Represents consulting fees paid during fiscal 1999. Mr. Cook's current contract provides for a monthly consulting fee of $7,500.

     (2) Mr. DeBonny resigned from the Company on April 30, 1998. Pursuant to his employment contract and the settlement agreement reached between him and the Company, Mr. DeBonny was paid $125,000 severance during fiscal 1999.


                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth the number of shares of the Company's Common Stock subject to stock options granted the named Executive Officer listed the Summary Compensation Table during fiscal 1999, together with related information.

                   Number of       Percent of Total
                   Securities        Options/SARs
                   Underlying         Granted to        Exercise of
                  Options/SARs       Employees In       Base Price    Expiration
  Name             Granted(1)       Fiscal Year(2)       ($/Share)       Date
  ----             ----------       --------------       ---------       ----

  William E. Cook    33,334              15%               $0.375      10/15/08

(1)  Represents non-qualified, fully vested stock options at time of grant.

(2) The indicated percentage represents the options to purchase the Company's Common Stock granted to the named executive expressed as a percentage of the aggregate number of options to purchase the Company's Common Stock granted to employees of the Company in fiscal 1999.

                              CERTAIN TRANSACTIONS

     On July 6, 1998, Michael L. DeBonny who had served as an officer and director of the Company entered into a Separation and Mutual Release Agreement which resolved certain disputes and controversies between him and the Company. Mr. DeBonny's employment was terminated and he resigned as a director both effective April 30, 1998. In addition, Mr. DeBonny relinquished options to purchase 618,144 shares of common stock and 63,150 shares of Series B preferred stock and granted the directors of the Company an irrevocable proxy to vote all shares he is entitled to vote through April 30, 2000.

     In February, 1997, three OMNI directors (Messrs. DeBonny, Kreitzberg and Smith) purchased shares in OMNI for a total of $99,617 at $3.50 per share. Simultaneously, put agreements were executed requiring the Company to purchase those shares at a price equivalent to $4.00 per share 120 days following the investment. Mr. Kreitzberg exercised his put and his shares were repurchased in June, 1997. The put agreements with Messrs. DeBonny and Smith were extended and the put price adjusted. In March, 1998, they agreed to defer exercise of the puts until April 2, 1999 and to adjust the price of the put to reflect an 11% per annum return on the investment. Effective as of June 30, 1998, in conjunction with the FINOVA debt restructuring, Mr. Smith's put was deemed exercised and a note was issued to him for the amount due. The note is subordinated to the FINOVA obligations and has deferred payments on the same terms as other unsecured creditors who were required by FINOVA to subordinate and defer payment. Mr. DeBonny's put was cancelled as of June 30, 1998, in conjunction with the FINOVA debt restructuring and his separation agreement. The subordinated promissory note from the Company to Mr. DeBonny which had been used to pay for the stock issued in the put transaction in February 1997 was reinstated and payment was deferred on the same terms as other unsecured creditors who were required by FINOVA to subordinate and defer payment.

     In March, 1997, OMNI entered into a short term equipment rental agreement with one of its directors. The Company continues to rent such equipment on a month to month basis.

     On October 15, 1998, the directors authorized the issuance of up to $250,000 worth of convertible subordinated notes to comply with the FINOVA debt restructuring requirements. William E. Cook, who was restructuring consultant to the Company and interim CEO, until joining the board of directors and becoming Chairman of the Board on November 10, 1998, invested a total of $122,580 in those notes. Mr. Smith invested $30,000. The notes are secured, are convertible into common stock at $0.1932 per share and are due October 2003 and January 2004, with holder's option to require pay back in twelve monthly payments after the notes' second anniversary date. The notes are subject to Subordination and Standstill Agreements with the Company's senior lender.

     Management is of the opinion that all transactions described above between the Company and its officers, directors or stockholders were on terms at least as fair to the Company as had the transactions been concluded with an unaffiliated party. All material transactions effected in the future between the Company and its officers, directors and principal stockholders will be subject to approval by a majority of the Company's outside directors not having an interest in the transaction.

                  RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTS

     KPMG Peat Marwick LLP conducted the audit of the Company's financial statements for the year ended April 30, 199. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm services on audit independence.

     Representatives from KPMG will be on hand at the annual meeting of shareholders and will be available to answer any appropriate questions from shareholders attending the meeting.


                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.

                                         William E. Cook
                                         Chairman of the Board of Directors

September 30, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                            OMNI RAIL PRODUCTS, INC.
                           TO BE HELD NOVEMBER 4, 1999

     The undersigned hereby appoints William E. Cook, Edward S. Smith or John E. Hart as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of OMNI Rail Products, Inc. held of record by the undersigned on September 24, 1999, at the Annual or any adjournment or postponement thereof.

     1. ELECTION OF DIRECTORS

          FOR the election as a director of all nominees listed below (except as marked to the contrary below).


          WITHHOLD AUTHORITY to vote for all nominees listed below:

     NOMINEES: William E. Cook, John E. Hart, Edward S. Smith

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.



     2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _________________                      __________________________________
                                              Signature

PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED
ENVELOPE.                                     __________________________________
                                              Signature, if held jointly

     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. _____